UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 22, 2008

BAYWOOD INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada 000-22024 77-0125664

(State or other jurisdiction (Commission (IRS Employer

of incorporation)    File Number)    Identification No.)

9380 E. Bahia Drive, Suite A201, Scottsdale, Arizona 85260

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (480) 951-3956

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective December 22, 2008, we filed a Certificate of Designation for a new series of preferred stock with the Nevada Secretary of State.  The series is designated as Series J 6% Redeemable Convertible Preferred Stock. The certificate designates 100,000 shares of Series J Preferred Stock with a par value of $0.001 per share.  The stated value of each share of Series J Preferred Stock is $10.

The Series J Preferred stock ranks senior to all other capital stock of our Company except our Series I 8% Convertible Preferred Stock. Each holder of the Series J Preferred Stock is entitled to receive, out of funds legally available for the payment of dividends, dividends payable semi-annually in cash at 6% per year on the aggregate stated value of the holder’s Series J Preferred Stock; provided, however, if funds are not legally available for the payment of dividends, dividends will be paid in shares of our common stock.

Each share of Series J Preferred Stock may be converted, at the option of the holder, at any time into such number of common shares as shall be determined by dividing the aggregate stated value of the Series J Preferred Stock being converted by the conversion price.  The conversion price is $0.87 per share, subject to adjustment.  Additionally, at any time after November 30, 2009, in the event that the current market price in effect for any 15 trading days in any consecutive 30-trading day period shall have exceeded 200% of the conversion price, we may, at our option, cause the conversion of the Series J Preferred Stock into shares of our common stock as shall be determined by dividing the stated value of each share of Series J Preferred Stock by the conversion price in effect at the time of conversion. Except as otherwise provided by Nevada law, each holder of shares of Series J Preferred Stock is entitled to the number of votes equal to the number of shares of common stock into which such shares of Series J Preferred Stock may be converted at the record date for any vote, and shall have voting rights and powers equal to the voting rights and powers of the common stock, voting together with the common stock as a single class and is entitled to notice of any shareholder’s meeting in accordance with our bylaws.

At any time after November 30, 2011, we may redeem in cash, out of legally available funds, all or any portion of the shares of Series J Preferred Stock outstanding at a per share redemption price equal to 115% of the stated value of such share, plus an amount equal to any accrued and unpaid dividends on the date of redemption with respect to such share.

This report contains forward-looking statements that involve risks and uncertainties.  You should not place undue reliance on these forward-looking statements.  Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks and uncertainties as may be detailed from time to time in our public announcements and filings with the U.S. Securities and Exchange Commission.  Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made.  We do not intend to update any of the forward-looking statements after the date of this report to conform these statements to actual results or to changes in our expectations, except as required by law.

Item 9.01.

Financial Statements and Exhibits.

EXHIBIT

NUMBER

DESCRIPTION

4.1

Certificate of Designation of Series J 6% Redeemable Convertible Preferred Stock, dated December 22, 2008 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAYWOOD INTERNATIONAL, INC.

By:	/s/ NEIL REITHINGER
Neil Reithinger President and Chief Executive Officer

Date:  December 23, 2008

2